PAGE 1                                                           (EXHIBIT (99.1)


                                 ANNUAL REPORT
                                 -------------




                       Pursuant to Section 15(d) of the
                            Securities Act of 1934




                              For the Year Ended
                               December 31, 1995


                               _________________



          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN
          -----------------------------------------------------------

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                 for the years ended December 31, 1995 and 1994



                                                                         Page(s)
                                                                         ------



Report of Independent Accountants                                          2



Financial Statements:

   Statements of Net Assets Available for Plan Benefits, with Fund
       Information, December 31, 1995 and 1994                           3-4

   Statements of Changes in Net Assets Available for Plan Benefits,
       with Fund Information, for the years ended December 31, 1995
       and 1994                                                          5-6

   Notes to Financial Statements                                        7-13

Supplemental Schedules:
  Item 27a - Schedule of Assets Held for Investment Purposes as of
     December 31, 1995                                                    14

  Item 27d - Schedule of Single Transactions in Excess of 5% of the
     Current Value of Plan Assets                                         15

  Item 27d - Schedule of Series of Transactions in Excess of 5% of
     the Current Value of Plan Assets                                     16


Certain schedules have been omitted because they are either not required or not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Plan Administrator of the
Lifeline Systems, Inc. Employee Savings
 and Investment Plan:

We have audited the accompanying statements of net assets available for plan benefits of the Lifeline Systems, Inc. Employee Savings and Investment Plan (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the index on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The investments held by the Plan are stated at current value as required for presentation on Form 5500. As explained in Note D to the financial statements, the information provided by the custodian does not include the historical cost of investments. Therefore, the schedule of assets held for investment purposes and the schedules of reportable transactions do not disclose the historical cost of investments. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.


                                                 /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
May 20, 1996

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

                               December 31, 1995

                                                                                             Fidelity            Fidelity
                                                                            Fidelity           Asset             Blue Chip
                                                           Income           Balanced         Allocation           Growth
                     ASSETS                                 Fund              Fund              Fund               Fund
                                                        -----------       -----------       -----------       ------------
Investments, at fair value (Note D):
  Shares of registered investment companies                               $  624,284        $  252,492        $  1,409,962
  Lifeline Systems, Inc. stock
  Participant loans receivable
  Bank account

Investments, at contract value (Notes C and D):
  Guaranteed Investment Contract                        $ 1,261,916
  Pooled separate accounts                                  380,617
                                                        -----------       ----------        ----------        ------------
    Total investments                                     1,642,533          624,284           252,492           1,409,962

Employer contributions receivable                            13,593            5,954             2,271              13,538
Employee contributions receivable                            13,580            6,842             3,446              15,891
Loan payment receivable                                       4,774            1,278               422               4,251
Receivable from other funds                                                    9,026            24,688              64,687
                                                        -----------       ----------        ----------          ----------

    Total assets                                          1,674,480          647,384           283,319           1,508,329
                LIABILITIES AND NET ASSETS
               AVAILABLE FOR PLAN BENEFITS

Payable to other funds                                       52,220
Other payables                                                  331               50                                   175
                                                         ----------       ----------        ----------          ----------

     Total liabilities                                       52,551               50                                   175
                                                         ----------       ----------        ----------          ----------

Net assets available for plan benefits                  $ 1,621,929       $  647,334        $  283,319        $  1,508,154
                                                         ==========       ==========        ==========         ===========
                                                           Lifeline
                                                         Systems, Inc.     Participant       Conduit            Total
                     ASSETS                               Stock Fund        Loan Fund        Account            Plan
                                                         -------------     -----------     ----------        ------------
Investments, at fair value (Note D):
  Shares of registered investment companies                                                                   $  2,286,738
  Lifeline Systems, Inc. stock                          $   786,913                                                786,913
  Participant loans receivable                                            $  190,236                               190,236
  Bank account                                                                              $   24,174              24,174

Investments, at contract value (Notes C and D):
  Guaranteed Investment Contract                                                                                 1,261,916
  Pooled separate accounts                                                                                         380,617
                                                         ----------        ---------        ----------          ----------

    Total investments                                       786,913          190,236            24,174           4,930,594

Employer contributions receivable                             5,870                                                 41,226
Employee contributions receivable                             7,018                                                 46,777
Loan payment receivable                                         749                                                 11,474
Receivable from other funds                                                                                         98,401

                                                         ----------        ---------        ----------          ----------

    Total assets                                            800,550          190,236            24,174           5,128,472
                LIABILITIES AND NET ASSETS
               AVAILABLE FOR PLAN BENEFITS

Payable to other funds                                       46,188                                                 98,408
Other payables                                                                                  24,174              24,730
                                                         ----------        ---------        ----------          ----------

     Total liabilities                                       46,188                             24,174             123,138
                                                         ----------        ---------        ----------          ----------

Net assets available for plan benefits                  $   754,362       $  190,236                 -        $  5,005,334
                                                         ==========       ==========        ==========          ==========

   The accompanying notes are an integral part of the financial statements.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

                               December 31, 1994

            ASSETS                                                   Fidelity         Fidelity        Fidelity
                                                        Income       Balanced     Asset Allocation    Blue Chip
                                                         Fund          Fund             Fund         Growth Fund
                                                      ----------    ----------    ----------------   -----------
Investments, at fair value (Note D):
   Shares of registered investment companies                        $  751,801       $  195,963      $  713,774
   Lifeline Systems, Inc. stock
   Participant loans receivable
   Bank account

Investments, at contract value (Notes C and D):
   Guaranteed Investment Contract                     $  849,926
   Pooled separate accounts                              704,565
                                                      ----------    ----------       ----------      ----------
     Total investments                                 1,554,491       751,801          195,963         713,774

Employer contributions receivable
Employee contributions receivable
                                                      ----------    ----------       ----------      ----------

       Total assets                                   $1,554,491    $  751,801       $  195,963      $  713,774


         LIABILITIES AND NET ASSETS
         AVAILABLE FOR PLAN BENEFITS

Other payables
                                                      ----------    ----------       ----------      ----------
       Total liabilities
                                                      ----------    ----------       ----------      ----------

Net assets available for plan benefits                $1,554,491    $  751,801       $  195,963      $  713,774
                                                      ==========    ==========       ==========      ==========
                                                       Lifeline
                                                     Systems, Inc.    Participant     Conduit          Total
                                                      Stock Fund       Loan Fund      Account           Plan
                                                     -------------    -----------    ---------      ------------
Investments, at fair value (Note D):
   Shares of registered investment companies                                                        $  1,661,538
   Lifeline Systems, Inc. stock                       $  232,594                                         232,594
   Participant loans receivable                                       $  164,554                         164,554
   Bank account                                                                      $  58,255            58,255

Investments, at contract value (Notes C and D):
   Guaranteed Investment Contract                                                                        849,926
   Pooled separate accounts                                                                              704,565
                                                      ----------      ----------     ---------      ------------

     Total investments                                   232,594         164,554        58,255         3,671,432

Employer contributions receivable                                                       38,051            38,051
Employee contributions receivable                                                        3,091             3,091
                                                      ----------      ----------     ---------      ------------

       Total assets                                   $  232,594      $  164,554     $  99,397      $  3,712,574

         LIABILITIES AND NET ASSETS
         AVAILABLE FOR PLAN BENEFITS

Other payables                                                                          25,060            25,060
                                                      ----------      ----------     ---------      ------------

       Total liabilities                                                                25,060            25,060
                                                      ----------      ----------     ---------      ------------

Net assets available for plan benefits                $  232,594      $  164,554     $  74,337      $  3,687,514
                                                      ==========      ==========     =========      ============

   The accompanying notes are an integral part of the financial statements.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS,
                             WITH FUND INFORMATION

                     for the year ended December 31, 1995

                                                                                                Fidelity            Fidelity
                                                                               Fidelity           Asset             Blue Chip
                                                              Income           Balanced         Allocation           Growth
                                                               Fund              Fund              Fund               Fund
                                                           -----------       -----------       -----------       ------------
Additions:
  Employee contributions and rollovers                     $   203,233       $   114,090       $   44,306        $   238,429
  Employer contributions                                        61,812            26,186            8,800             45,376
  Interest and dividend income                                 106,276            27,847            6,698              5,172
  Net appreciation in fair value of investments                                   58,458           27,625            249,896
  Interfund transfers                                          230,415            25,505           43,944            386,564
                                                           -----------       -----------       ----------        -----------

       Total additions                                         601,736           252,086          131,373            925,437

Deductions:
  Benefits and withdrawals                                     177,825            71,370              629             98,751
  Net depreciation in fair value of investments                  2,359
  Administrative expenses                                        1,800               225                                 888
  Interfund transfers                                          352,314           284,958           43,388             31,418
                                                           -----------       -----------       ----------        -----------
       Total deductions                                        534,298           356,553           44,017            131,057
                                                           -----------       -----------       ----------        -----------

Net additions (deductions)                                      67,438          (104,467)          87,356            794,380

Net assets available for plan benefits, beginning of year    1,554,491           751,801          195,963            713,774
                                                           -----------       -----------       ----------        -----------
Net assets available for plan benefits, end of year        $ 1,621,929       $   647,334       $  283,319        $ 1,508,154
                                                           ===========       ===========       ==========        ===========
                                                             Lifeline
                                                           Systems, Inc.    Participant       Conduit         Total
                                                            Stock Fund       Loan Fund        Account          Plan
                                                           -------------    -----------     ----------    ------------
Additions:
  Employee contributions and rollovers                     $     81,714                                   $    681,772
  Employer contributions                                         15,598                                        157,772
  Interest and dividend income                                      156     $    17,077                        163,226
  Net appreciation in fair value of investments                 343,544                                        679,523
  Interfund transfers                                           144,529         143,355                        974,312
                                                           ------------     -----------                   ------------

       Total additions                                          585,541         160,432                      2,656,605

Deductions:
  Benefits and withdrawals
  Net depreciation in fair value of investments                   4,518           7,826                        360,919
  Administrative expenses                                                                                        2,359
  Interfund transfers                                               250                                          3,163
                                                                 59,005         126,924     $   74,337         972,344
                                                           ------------     -----------     ----------    ------------

       Total deductions                                          63,773         134,750         74,337       1,338,785
                                                           ------------     -----------     ----------    ------------

Net additions (deductions)                                      521,768          25,682        (74,337)      1,317,820

Net assets available for plan benefits, beginning of year       232,594         164,554         74,337       3,687,514
                                                           ------------     -----------     ----------    ------------

Net assets available for plan benefits, end of year        $    754,362     $   190,236              -    $  5,005,334
                                                           ============     ===========     ==========    ============

   The accompanying notes are an integral part of the financial statements.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS,
                             WITH FUND INFORMATION

                     for the year ended December 31, 1994



                                                                           Fidelity        Fidelity        Fidelity    20th Century
                                                               Income      Balanced    Asset Allocation    Blue Chip      Select
                                                                Fund         Fund            Fund         Growth Fund      Fund
                                                             ----------  ----------    ----------------   -----------  ------------
Additions:
  Employee contributions and rollovers                       $  236,595  $  177,055       $  10,571        $  34,274    $  101,363
  Employer contributions                                         73,596      38,645           2,299            8,767        20,772
  Interest and dividend income                                  104,528      27,236           3,647           10,138           260
  Net appreciation in fair value of investments                                                                5,691
  Interfund transfers                                                       249,010         187,918          707,383        27,241
                                                             ----------  ----------       ---------        ---------    ----------

         Total additions                                        414,719     491,946         204,435          766,253       149,636


Deductions:
  Benefits and withdrawals                                      247,383      41,421                           11,487        37,285
  Net depreciation in fair value of investments                              69,471           8,472                         33,105
  Administrative expenses                                         1,986         682                              175           293
  Interfund transfers                                           251,231     327,637                           40,817       623,441
                                                             ----------  ----------       ---------        ---------    ----------

         Total deductions                                       500,600     439,211           8,472           52,479       694,124
                                                             ----------  ----------       ---------        ---------    ----------

Net additions (deductions)                                      (85,881)     52,735         195,963          713,774      (544,488)

Net assets available for plan benefits, beginning of year     1,640,372     699,066                                        544,488
                                                             ----------  ----------       ---------        ---------    ----------

Net assets available for plan benefits, end of year          $1,554,491  $  751,801       $ 195,963        $ 713,774             -
                                                             ==========  ==========       =========        =========    ==========
                                                                       Lifeline
                                                                     Systems, Inc.   Participant      Conduit        Total
                                                                      Stock Fund      Loan Fund       Account        Plan
                                                                     -------------   -----------    ----------    -----------
Additions:
  Employee contributions and rollovers                                $   33,478                    $    3,091     $  596,427
  Employer contributions                                                   7,669                        38,051        189,799
  Interest and dividend income                                                        $  10,627            383        156,819
  Net appreciation in fair value of investments                           40,573                                       46,264
  Interfund transfers                                                     97,784        148,715                     1,418,051
                                                                      ----------      ---------     ----------     ----------

         Total additions                                                 179,504        159,342         41,525      2,407,360

Deductions:
  Benefits and withdrawals                                                 1,469         20,277         27,326        386,648
  Net depreciation in fair value of investments                                                                       111,048
  Administrative expenses                                                     52                           886          4,074
  Interfund transfers                                                                   110,858         64,067      1,418,051
                                                                      ----------      ---------     ----------     ----------

         Total deductions                                                  1,521        131,135         92,279      1,919,821
                                                                      ----------      ---------     ----------     ----------

Net additions (deductions)                                               177,983         28,207        (50,754)       487,539

Net assets available for plan benefits, beginning of year                 54,611        136,347        125,091      3,199,975
                                                                      ----------      ---------     ----------     ----------

Net assets available for plan benefits, end of year                   $  232,594      $ 164,554     $   74,337     $3,687,514
                                                                      ==========      =========     ==========     ==========

   The accompanying notes are an integral part of the financial statements.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS


A.  Description of the Plan:
    -----------------------

    The following description of the Lifeline Systems, Inc. Employee Savings and Investment Plan (the "Plan") provides only general information.
    Participants should refer to the plan document for a more complete description of the Plan's provisions.

      General

      The Plan is a defined contribution profit-sharing plan covering all employees of Lifeline Systems, Inc. (the "Company") who work at least 1,000 hours during the plan year. Employees become eligible to participate on the entry date following six months of service. The Plan was established in 1984 to provide participants an opportunity to defer taxes on their savings and is intended to be a "qualified cash or deferred arrangement" under certain sections of the Internal Revenue Code. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Contributions

      Participants may contribute from 1% to 15% of their pay on a pretax basis subject to the annual dollar limits established by the Internal Revenue Service (IRS) and plan limitations. Participants are immediately vested in their contributions and earnings thereon. Rollover contributions from qualified 401(k) plans are also allowed. Withdrawals are permitted as specified by IRS regulations.

      Employer contributions may vary from year to year in such amounts as have been voted by the Company pursuant to the provisions of the Plan. For the years ended December 31, 1995 and 1994, the Company matched 100% of the first 2% contributed and 50% of the next 2% contributed up to a maximum of $250 per quarter, or $1,000 per year.

      Loans

      With the approval of the plan administrator, participants may borrow from their vested interest attributable to employee pre-tax, matching, discretionary, and rollover contributions. The maximum amount that may be borrowed is 50% of a participant's vested interest or $50,000, whichever is less. The minimum loan is $1,000. The interest rate is fixed and will be equal to the prime rate plus one and one-half percent. The maximum loan period is five years. The interest rate charged on participant loans ranged from 10.00% to 10.50% in 1995 and 7.00% to 10.50% in 1994.



                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

      Benefits and Withdrawals

      The Plan allows benefits to be paid in the form of a cash payment or an in-kind distribution for employees who invest in the Company Stock Fund. Several annuity options may be selected by participants (or their beneficiaries) with account balances exceeding $3,500 as of December 1, 1990.

      The Plan also provides for a preretirement survivor annuity to participants of the Plan with account balances exceeding $3,500 as of December 1, 1990, which allows 100% of a married participant's benefits to be used to provide benefits to his/her spouse if the participant dies before benefit payments commence. This provision may be waived once the participant reaches age 35 and obtains written consent from his/her spouse. Benefits to participants not married who die before retirement will be distributed to designated beneficiaries. No death benefits were paid in 1995 or 1994.

      Hardship withdrawals are allowed under the provisions of the Plan.

      Vesting

      Beginning in 1991, Plan participants are 100% vested in the value of their own contributions, rollovers and employer matching contributions. Previously, plan participants became vested in employer matching contributions over a three-year vesting schedule. Prior to 1991, forfeitures were used by the Company to offset employer contributions.

      The Plan allows that, upon disability, normal retirement age or death, an employee is 100% vested in all contributions.

      In May 1995, when the Company acquired Tele-Response & Support Services, Inc., the Plan was amended. An employee's months of service with Tele-Response were credited towards meeting the Company's service requirements for eligibility in the Plan.

      Investment Options

      Participants may invest in the following investment options at December 31, 1995:

       . The Income Fund -

           Massachusetts Mutual Life Insurance Company Group Annuity Contract. The interest rate is declared in advance and credited monthly. The interest rate was 8.02% for the years ended December 31, 1995 and 1994.

           Bankers Trust Company Pyramid Guaranteed Investment Contracts Fund - This fund invests in Guaranteed Investment Contracts and Bank Investment Contracts issued by life insurance companies or banks. The estimated range of returns for the fund is announced at the beginning of each year. Interest is credited monthly. The interest rate

                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN ranged from 5.91% to 6.14% and 5.90% to 6.50% for the years ended December 31, 1995 and 1994, respectively.

       . Fidelity Balanced Fund - Funds are invested in shares of a registered investment company that invests in stocks and bonds. This is a "moderate risk" mutual fund investing no greater than 75% of its assets in common stocks and no less than 25% in bonds.

       . Fidelity Asset Allocation Fund - Funds are invested in shares of a registered investment company that invests in stocks, bonds and short-term fixed income investments. The assets will normally be invested within the following ranges: 10% - 60% in stocks; 20% - 60% in bonds; and 0 - 70% in short-term fixed income instruments.

       . Fidelity Blue Chip Growth Fund - Funds are invested in shares of a registered investment company that invests in stocks, seeking long-term earnings growth. At least 65% of its assets are invested in the common stocks of large blue chip growth companies.

       . Lifeline Systems, Inc. Common Stock - The Plan was amended during 1993 to permit plan participants to invest in the Company's common stock. The Plan's trustee purchases the stock on the open market. For the year ended December 31, 1995, purchases and sales of Lifeline Systems, Inc. Common Stock amounted to $211,119 and $0, respectively.

     Participants may allocate their individual accounts among the five investment alternatives and may make transfers as specified in the plan document. At December 31, 1995, there were 136 employees participating in the Income Fund, 110 employees participating in the Balanced Fund, 52 employees participating in the Asset Allocation Fund, 148 employees participating in the Blue Chip Growth Fund, and 53 employees participating in the Stock Fund. The Plan also has a Conduit Account which is invested with PNC Bank and is utilized as a "pass-through" holding account for employer and employee contributions. Funds are deposited into this account and allocated to other investment options based on participant's elections.

                                  Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

B.  Summary of Significant Accounting Policies:
    ------------------------------------------

      Basis of Presentation

      The financial statements of the Plan have been prepared under the accrual basis of accounting and in conformity with generally accepted accounting principles. Interest and dividend income is recorded as earned on the accrual basis. Benefit payments are recorded when paid.

      Investment Valuation

      Investments in mutual and pooled funds and the Company's common stock are valued at fair market value using year-end closing prices. Investments in group annuity contracts are valued at the contract value (see Note C). Participant loans are valued at cost which approximates fair value.

      The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

      Contributions

      Contributions from the Company are accrued as of December 31 based upon the contribution formula. Employee contributions are recorded in the period in which the employee payroll deductions are made.

      Expenses

      All administrative expenses and fees are paid by the Company except for loan fees which are paid by the Plan.

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications

      Certain prior year balances have been reclassified to conform to the current year's presentation.



C. Investment Contracts with Insurance Company and Bank:
   ----------------------------------------------------

   In 1991, the Plan entered into an investment contract with Massachusetts Mutual Life Insurance Company ("Mass Mutual"). This investment is maintained in a pooled account. The account is credited with earnings on the underlying investments and charged for plan withdrawals and administrative expenses.
   The contract is included in the financial statements at contract value, which approximates fair value, as reported to the Plan by Mass Mutual. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals and administrative expenses. Withdrawals are allowed under the terms of the contract. The withdrawal method used for administrative purposes is the Current Contract Pro Rata Withdrawal Method.

                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

   In January 1992 the Plan entered into an investment agreement with Bankers Trust Company to enter into the Bankers Trust Pyramid Guaranteed Investment Contracts Fund, a separate pooled fund established and managed by Bankers Trust Company. The Fund invests primarily in Guaranteed Investment Contracts ("GICs") and Bank Investment Contracts issued by life insurance companies, banks or other financial institutions, and any of the Bankers Trust Commingled short-term investments funds. The Fund's assets are valued at fair market value, provided, however, assets for which there is no readily ascertainable market value are valued at fair value determined in good faith by the Trustee of the Fund. The Fund expects to maintain a constant unit value of $1.00. Withdrawals are permitted and are subject to a deferred payout schedule which may have an average maturity of no greater than 2.5 years and a final payment no later than 5 years from the receipt of such notice by the Trustee of the Fund.



D. Investments:
   -----------

   Investments held by the Plan at December 31, 1995 and 1994 are summarized as follows:

                                                        1995          1994
                                                        Fair          Fair
                 Description                           Value         Value
                 -----------                           -----         -----
       Income Fund:
         Bankers Trust Company Pyramid Guaranteed
             Investment Contracts Fund            $ 1,261,916*     $ 849,926*
         Massachusetts Mutual Life Insurance
             Company Group Annuity Contract           380,617*       704,565*
       Fidelity Balanced Fund                         624,284*       751,801*
       Fidelity Asset Allocation Fund                 252,492*       195,963*
       Fidelity Blue Chip Growth Fund               1,409,962*       713,774*
       Lifeline Systems, Inc. Common Stock            786,913*       232,594*
       Participant Loan Fund                          190,236        164,554
       PNC Bank Conduit Account                        24,174         58,255
                                                    ----------     ----------

                                                   $4,930,594     $3,671,432
                                                   ==========     ==========

       * Investment represents 5% or more of net assets available for plan benefits.

Information provided by the custodian does not disclose the historical cost of investments. This information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 is not available and is not disclosed.

                                   Continued

            LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

E.   Reconciliation of Financial Statements to Form 5500:
     ---------------------------------------------------

     The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                         December 31,
                                                    ----------------------
                                                    1995              1994
                                                    ----              ----
       Net assets available for plan benefits
           per the financial statements          $5,005,334        $3,687,514

       Amounts allocated to withdrawing
           participants                            (874,388)         (548,987)
                                                 ----------        ----------

       Net assets available for plan benefits
           per the Form 5500                     $4,130,946        $3,138,527
                                                 ==========        ==========


     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                          Year Ended
                                                       December 31, 1995
                                                       -----------------
       Benefits paid to participants per the financial
           statements                                       $360,919
       Add: amounts allocated to withdrawing participants
           at December 31, 1995                              874,388
       Less:  amounts allocated to withdrawing participants
           at December 31, 1994                             (548,987)
                                                            ---------
       Benefits paid to participants per the Form 5500      $686,320
                                                            ========

     Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.


F.   Tax Status:
     ----------

     The Internal Revenue Service has determined and informed the Company by a letter dated July 10, 1995 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

                                   Continued

            LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

G.   Plan Termination:
     ----------------

     The Company intends to continue the Plan indefinitely but reserves the right to terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. After payment of expenses by the trustee, the Plan would be liquidated and each participant would receive his or her interest in the form of a lump-sum payment.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                             SUPPLEMENTAL SCHEDULE

          Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               December 31, 1995

Identity of Issue, Borrower,                                                   Rate of                      Current
Lessor or Similar Party                     Description of Investment          Interest        Cost **       Value
- ---------------------------                 -------------------------          --------        -------      -------
Massachusetts Mutual Life Insurance
     Company Group Annuity Contract,
     Maturity date:  January 2, 1996        Group Annuity Contract               8.02%                     $  380,617

Bankers Trust Company Pyramid
     Guaranteed Investment Contracts
     Fund                                   Bank Pooled Fund                 5.91% - 6.14 %                 1,261,916

Fidelity Balanced Fund                      Mutual Fund                           N/A                         624,284

Fidelity Asset Allocation Fund              Mutual Fund                           N/A                         252,492

Fidelity Blue Chip Growth Fund              Mutual Fund                           N/A                       1,409,962

Lifeline Systems, Inc. Common Stock         Shares of Common Stock                N/A                         786,913

Participant loans, payment
     schedule:  fully amortized*            Participant Loans               10.00% - 10.50%                   190,236

PNC Bank Conduit Account                    Cash Account                       Floating                        24,174
                                                                                                           ----------

                                                                                                           $4,930,594
                                                                                                           ==========

 *   Party-in-interest
** NYL Benefit Services Company does not maintain historical cost information required by the Department of Labor's Rules and Regulations for reporting and disclosure under the Employee Retirement Income Security Act of 1974. Accordingly, for the purpose of this schedule, historical cost information is not presented.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                             SUPPLEMENTAL SCHEDULE

                Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

    SINGLE TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                     for the year ended December 31, 1995


Transactions in excess of 5% of the current value of plan assets as of the beginning of the plan year are summarized as follows:


                                                                   Purchase        Selling      Cost of           Net Gain
Identity of Party Involved               Description of Asset        Price          Price       Assets *          (Loss) *
- --------------------------               --------------------      --------        -------      --------          --------
Massachusetts Mutual Life
     Insurance Company Group
     Annuity Contract                    Group Annuity Contract                   $ 352,358

Bankers Trust Company Pyramid
     Guaranteed Investment
     Contracts Fund                      Bank Pooled Fund          $ 352,358

Fidelity Blue Chip Growth Fund           Mutual Fund

Fidelity Balanced Fund                   Mutual Fund

Fidelity Asset Allocation Fund           Mutual Fund

PNC Bank                                 Conduit Account             352,358        352,358      $ 352,358

* NYL Benefit Services Company does not maintain historical cost information required by the Department of Labor's Rules and Regulations for reporting and disclosure under the Employee Retirement Income Security Act of 1974. Accordingly, for the purpose of this schedule, historical cost information and the related net gain (loss) are not presented.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                             SUPPLEMENTAL SCHEDULE

                Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

  SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                     for the year ended December 31, 1995

Series of transactions in excess of 5% of the current value of plan assets as of the beginning of the plan year are summarized as follows:

                                                              Number                    Number
                                         Description            of        Purchase        of       Selling    Cost of      Net
Identity of Party Involved                of Asset         Transactions    Price     Transactions   Price     Asset *   Gain (Loss)*
- --------------------------               -----------       ------------   --------   ------------  -------    -------   ------------
Massachusetts Mutual Life
     Insurance Company Group
     Annuity Contract               Group Annuity Contract       -           -             1      $ 352,358

Fidelity Balanced Fund              Mutual Fund                                            8        355,845

Fidelity Asset Allocation Fund      Mutual Fund                 24       $ 578,471

Bankers Trust Company Pyramid
     Guaranteed Investment
     Contracts Fund                 Bank Pooled Fund            13         739,054         8        401,517

Lifeline Systems Inc. Common
     Stock Fund                     Shares of Common Stock      17         211,119

PNC Bank
     Conduit Account                Cash Account                57       2,099,998       136      2,081,613

* NYL Benefit Services Company does not maintain historical cost information required by the Department of Labor's Rules and Regulations for reporting and disclosure under the Employee Retirement Income Security Act of 1974. Accordingly, for the purpose of this schedule, historical cost information and the related net gain (loss) are not presented.